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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 1,150,000 shares of Dial-Thru International Corporation common stock issuable pursuant to common stock purchase warrants for certain employees and consultants of Dial-Thru International Corporation, of our report dated January 7, 2000, with respect to the consolidated financial statements of Dial-Thru International Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 1999.


                                 /s/  KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
April 24, 2000